Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

NEITHER THIS OPTION NOR THE SECURITIES INTO WHICH THIS OPTION IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

FLUX POWER HOLDINGS, INC.

________________, 2013

[NAME OF PARTICIPANT]

[Address of Participant]

Dear Participant:

Pursuant to the terms and conditions of the Flux Power Holdings, Inc. Non-Qualified Option Agreement (“Option Agreement”), you have been granted a Non-Qualified Stock Option to purchase                  shares of common stock (the “Option”) as outlined below.

Granted To:

Grant Date:

Options Granted:

Exercise Price per Share:

Total Cost to Exercise:

Expiration Date:

Vesting Schedule:	____% per year for __ years
___% on __________
___% on __________
___% on __________
___% on __________

Any portion of this Option not exercised prior to the Expiration Date will become null and void.

This Option grant is subject to all of the Terms and Conditions attached hereto and incorporated herein by reference.

Flux Power Holdings, Inc.		PARTICIPANT

By:	(signature)	(signature)
	[Name], [Title]	[Name]
Date: ___________		Date: _____________

Notice: All notices to be given by either party to the other will be in writing and may be transmitted by overnight courier; or mail, registered or certified, postage prepaid with return receipt requested; or personal delivery; or facsimile transmission, provided, however, that notices of change of address or facsimile number will be effective only upon actual receipt by the other party. Notices will be delivered to Flux Power Holdings, Inc., 985 Poinsettia Avenue, Vista, California 92081, Attn: CEO, and to the Participant at the last known address of the Participant as provided to Flux Power Holdings, Inc

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Term And Conditions Of

Non-Qualified Stock Option Agreement

Flux Power Holdings, Inc. is referred to as "Company" and Employee granted option is referred to as "Participant".

1.          Award. The Participant is hereby granted the option to purchase such number of shares of the Common Stock of the Company (“Stock”) as set forth on the cover page of this Option Agreement. Unless otherwise provided herein, the option period shall commence on the Grant Date, and shall terminate on the Termination Date.

2.          Manner of Exercise. The vested portion of this Option (“Vested Portion”) may be exercised from time to time, in whole or in part, but not as to less than 1,000 shares of Stock (unless the remaining shares then constituting the Vested Portion of this Option is less than 1,000 shares of Stock) at any time, by delivery to the Company at its principal office of a stock option exercise agreement (the “Exercise Agreement”) substantially in the form attached hereto (the “Form”), which need not be the same for each Participant, stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. The Form must be duly executed by Participant and be accompanied by payment in cash, or by check payable to the Company, in full for the Exercise Price for the number of Shares being purchased. Alternatively, but only if the Company authorizes at the time of exercise at its sole discretion, and where permitted by law (i) by surrender of shares of Stock of the Company that have been owned by the Participant for more than six (6) months or lesser period if the surrender of Shares is otherwise exempt from Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares, (ii) by forfeiture of Shares equal to the value of the exercise price pursuant to the so called “immaculate cashless exercise ", (iii) by broker sale by following the required instructions therefore including as so authorized by the Company and its sole discretion instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations, or (iv) by any combination of the foregoing methods of payment or any other consideration or method of payment.

3.          Privileges Of Stock Ownership. Participant will not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Participant. The Company will issue (or cause to be issued) such stock certificate promptly upon exercise of this Option. All certificates for Shares or other securities delivered will be subject to such stock transfer orders, legends and other restrictions as the Company may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”) or any stock exchange or automated quotation system upon which the Shares may be listed or quoted. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.          Notification of Disposition. Participant agrees to notify the Company in writing within 30 days of any disposition of Shares acquired pursuant to the exercise of this Option.

5.          Withholding. The Company may require the Participant to remit to the Company by cash or check payable to the Company, an amount sufficient to satisfy federal, state and local taxes and FICA withholding requirements whenever Shares are to be issued upon exercise of this Option or Shares are forfeited pursuant to the “immaculate cashless exercise”, or when under applicable tax laws, Participant incurs tax liability in connection with the exercise or vesting of this Option. In lieu thereof, the Company may withhold the amount of such taxes from any other sums due or to become due from the Company as the Company will prescribe. Any such payment must be made, or any such withholding may be made, promptly when the amount of such obligation becomes determinable.

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To the extent permissible by law, and at its sole discretion, the Company may permit the Participant to satisfy any such withholding tax at the time of exercise, in whole or in part, with shares of Stock up to an amount not greater than the Company’s minimum statutory withholding rate for federal and state tax purposes, including payroll taxes. The Company may exercise its discretion, by (i) directing the Company to apply shares of Stock to which the Participant is entitled as a result of the exercise of this Option, or (ii) delivering to the Company shares of Stock owned by the Participant for more than six (6) months, unless the delivery of the Shares is otherwise exempt from Section 16 of the Exchange Act; but Participant may only satisfy his or her withholding obligation with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

6.           Exercise After Certain Events.

6.1.          Termination of All Services. If for any reason other than Retirement (as defined below), permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended the (“IRC”))(“Disability”) or death, Participant terminates all services to the Company, as an employee, consultant, advisor, or in a similar capacity, vested Options held at the date of such termination may be exercised, in whole or in part, at any time within twelve (12) months after the date of such termination (but in no event after the earlier of (i) the expiration of this Option and (ii) 10 years from the Grant Date).

6.2           Retirement. If Participant ceases all services to the Company as an employee, consultant, advisor or in a similar capacity as a result of Retirement, Participant need not exercise this Option within three (3) months of termination of such services but will be entitled to exercise vested Options held at the date of such termination within the maximum term of this Option. The term “Retirement” as used herein means such termination of services as will entitle Participant to early or normal retirement benefits under any then existing pension or salary continuation plans of the Company excluding 401(k) participants (except as otherwise covered under other pension or salary continuation plans).

6.3           Permanent Disability and Death. If Participant becomes permanently and totally Disabled while rendering services to the Company as an employee, consultant, advisor or in a similar capacity, or dies while employed by the Company (including as an Officer of the Company) or death occurs within three (3) months thereafter, vested Options then held may be exercised by Participant, Participant’s personal representative, or by the person to whom this Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within 1 year after the termination of services because of the Disability or death (but in no event after the earlier of (i) the expiration date of this Option, and (ii) 10 years from the Grant Date).

6.4           Cancellation of Awards. In the event Participant’s services to the Company have been terminated for “cause”, he or she will immediately forfeit all rights to this Option. The determination by the Company’s Board of Directors (“Board”) that termination was for “cause” will be final and conclusive. In making its determination, the Board will give Participant an opportunity to appear and be heard at a hearing before the full Board and present evidence on the Participant's behalf.

7.           Restrictions on Transfer of Option. This Option will not be transferable by Participant other than by will or by the laws of descent and distribution and during the lifetime of Participant, only Participant, his guardian or legal representative may exercise this Option except that Participant may transfer this Option to a spouse pursuant to a property settlement, agreement, or court order incident to a divorce. In addition, at the discretion of the Company, this Option may be transferred without payment of consideration to the following family members of Participant, including adoptive relationships: a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece, nephew, former spouse (whether by gift or pursuant to a domestic relations order), any person sharing the employee’s household (other than a tenant or employee), a family-controlled partnership, corporation, limited liability company and trust, or a foundation in which family members heretofore described control the management of assets. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in this Option pursuant to the assignment. The terms applicable to the assigned portion will be the same as those in effect for this Option immediately prior to such assignment and will be set forth in such documents issued to the assignee as the Company may deem appropriate. A request to assign an Option may be made only by delivery to the Company of a written stock option assignment request in a form approved by the Company, stating the number of Options and Shares underlying Options requested for assignment, that no consideration is being paid for the assignment, identifying the proposed transferee, and containing such other representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.

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Participant may designate a beneficiary to exercise this Option after Participant's death. If no beneficiary has been designated or survives Participant, payment will be made to Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Participant at any time, provided the change or revocation is filed with the Company.

8.           Dissolution, Liquidation and Merger.

8.1.          Company Not The Survivor.

In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board), the Company, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Participant of the amount by which any cash and the fair market value of any other property which the Participant would have received as consideration for the Shares covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale, exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Company, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised. The exercise or vesting of this Option that was permissible solely by reason of this Section 8.1 and this Option will be conditioned upon the consummation of the applicable event. Upon consummation of such dissolution, liquidation, merger, consolidation, combination, reorganization, or sale of substantially all of the assets, any outstanding but unexercised and not otherwise cancelled, assumed or substituted as provided for above will terminate.

8.2.          Company is the Survivor. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation (“Survivor Event”), the Board, as it was composed before the Survivor Event, will determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board will determine, in its sole and absolute discretion, when the Company will be deemed to survive for purposes of the Option Agreement.

9.           No Obligation To Employ. Nothing in the Option Agreement or this Option will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or a Subsidiary, or to limit in any way the right of the Company or a Subsidiary, to terminate Participant's employment or other relationship at any time, with or without cause.

10.         Compliance With Code Section 162(m). At all times when the Company determines that compliance with Code Section 162(m) is required or desired, this Option if granted to a Named Executive Officer will comply with the requirements of Section 162(m). In addition, in the event that changes are made to Section 162(m) to permit greater flexibility with respect to this Option, the Company may, subject to this provision make any adjustments it deems appropriate.

11.         Compliance With Code Section 409A. Notwithstanding any provision of the Option Agreement to the contrary, if any provision of the Option Agreement or this Option contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause this Option or any Award to be subject to the interest and penalties under Section 409A, such provision of this Option will be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A. In addition, in the event that changes are made to Section 409A to permit greater flexibility with respect to this Option, the Company may make any adjustments it deems appropriate.

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12.         Code Section 280G. Notwithstanding any other provision of the Option Agreement to the contrary, if the right to receive or benefit from this Option, either alone or together with payments that Participant has a right to receive from the Company, would constitute a "parachute payment" (as defined in Code Section 280G), all such payments will be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Code Section 4999.

13.         Status of this Option as a Non-Qualified Stock Option. This Option will not qualify as an incentive stock option within the meaning of Section 422 of the IRC.

14.         Securities Law And Other Regulatory Compliance.

14.1         Regulatory Compliance. The Company will not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. Upon exercising all or any portion of this Option, Participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option will bear any legend required by, or useful for purposes of compliance with, applicable securities laws, or this Option Agreement.

14.2         Investment Intent at Grant. Participant represents and agrees that the Options and the underlying Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

14.3         Investment Intent at Exercise. In the event that the sale of Shares is not registered under the Securities Act of 1933, as amended (the “Securities Act”) but an exemption is available which requires an investment representation or other representation, Participant shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

14.4         Legends. All certificates for Shares or other securities delivered under this Option will be subject to such stock transfer orders, legends and other restrictions as the Company may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

15.         Tax Effect. The federal and state tax consequences of stock options are complex and subject to change. Each person should consult with his or her tax advisor before exercising this Option or disposing of any Shares acquired upon the exercise of this Option.

16.         Entire Agreement. This Option Agreement including the Terms and Conditions constitute the entire contract between the Company and Participant hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied), which relate to the subject matter hereof.

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17.         Severability. In the event that any portion of this Agreement is found to be unenforceable, the remaining portions of this Agreement will remain valid and in full force and effect.

18.         Choice of Law; Venue. This Agreement will be governed by the laws of the State of California, and any action brought to interpret or enforce this Agreement or in connection with the Option or Shares hereunder will be brought in a federal or state court in the state of California, with venue in the county of San Diego.

19.         Compliance by Participant of Local Laws. As a condition to the exercise of the Option, Participant hereby represents and agrees that the exercise of the Option hereunder will not violate any securities laws, exchange control laws, or any laws or regulations in which the Participant resides.

20.         Binding Effect. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

[INTENTIONALLY LEFT BLANK]

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FLUX POWER HOLDINGS, INC.

Notice of Intent to Exercise ___________________ Stock Options

To:  Stock Administrator

I hereby give notice to ______________ of my intent to exercise the following stock options on ______________, 201__:

(A)	(B)	(C)	(B X C)
Grant Date	#Options	Exercise Price	Payment Due

Method of Payment

_____	Personal Check or Cash

_____	Exchange of Previously Owned Shares

_____	Immaculate Cashless Exercise

_____	Broker Check (Same Day Sale)

Brokerage Company _________________________

Your method of payment may result in a tax liability including alternative minimum tax. You are strongly urged to consult your tax advisor before exercising your options.

_____________________
Signature	Date

Name

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